Exhibit 5.1

Dechert LLP

30 Rockefeller Plaza

New York, NY 10112-2200

+1 212 698 3500 Main

+1 212 698 3599 Fax

www.dechert.com

January 30, 2006

H&E Equipment Services, Inc.

11100 Mead Road, Suite 200

Baton Rouge, Louisiana 70816

Re:                               Form S-1 Registration Statement

Gentlemen and Ladies:

We have acted as counsel to H&E Equipment Services, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Additional Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), to register up to $12,578,125.00 aggregate offering price of shares (the “Shares”) of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), proposed to be issued and sold, together with shares of the Company's Common Stock registered pursuant to a Registration Statement on Form S-1 (File No. 333-128996), as amended, of the Company that was declared effective on the date hereof (the “Initial Registration Statement”), to the Underwriters pursuant to the Underwriting Agreement substantially in the form filed as Exhibit 1.1 to the Initial Registration Statement and incorporated by reference into the Additional Registration Statement (the “Underwriting Agreement”).  This opinion letter is being furnished to the Company with respect to the Additional Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter other than as to the validity of the Shares.

In rendering the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of rendering this opinion, including the following documents:

(1)           the Additional Registration Statement;

(2)           the Initial Registration Statement;

(3)           the form of Underwriting Agreement;

(4)           the form of Agreement and Plan of Merger (the “Merger Agreement”), filed as Exhibit 2.1 to the Initial Registration Statement and incorporated by reference into the Additional Registration Statement; and

(5)           the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, forms of which have been filed as Exhibits 3.4 and 3.5, respectively, to the Initial Registration Statement and incorporated by reference into the Additional Registration Statement.

As to the facts on which this opinion is based, we have relied upon certificates of public officials, certificates and written statements (including representations in the Underwriting Agreement and the Merger Agreement) of officers and representatives of the Company, and the due performance by the parties of their respective obligations set forth in the Underwriting Agreement and the Merger Agreement.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as copies.  In rendering the opinion set forth below, we have also assumed the consummation of the merger contemplated in the Merger Agreement (including the filing of the certificates of merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of Louisiana) and the other transactions described in the Initial Registration Statement under “Related Party Transactions – Reorganization Transactions.”

The opinion expressed herein is limited to the Delaware General Corporation Law and we express no opinion concerning the laws of any other jurisdiction.  As used herein, the “Delaware General Corporation Law” includes the statutory provisions contained therein and reported judicial decisions interpreting those laws.

On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that when (i) the Underwriting Agreement has been executed and delivered by the parties thereto, and (ii) the Shares are issued and delivered against receipt by the Company of payment therefor at a price per Share not less than the per share par value of the Company’s Common Stock as contemplated by the Additional Registration Statement and in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared for your use solely in connection with the Additional Registration Statement.  We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Additional Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Additional Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Initial Registration Statement and is incorporated by reference into the Additional Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP